UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. ___)
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GSI Commerce, Inc.

(Name of Registrant as Specified In Its Charter)

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On April 4, 2011, the following information was provided via email to certain employees of GSI Commerce, Inc.:

To:	GSI Employees Moving to NRG Commerce, LLC

From:	NRG Commerce, LLC

Date:	April 4, 2011

Subject:	GSI Equity FAQ Follow-up
This FAQ is a follow-up to the document sent regarding how the pending eBay merger and subsequent acquisition of certain GSI businesses by NRG Commerce, LLC (which we refer to as the “acquisition”), a newly-formed, privately held company owned and controlled by Michael Rubin (“NRG”), will affect your GSI equity-based grants that are currently issued and outstanding. This FAQ supplements the FAQ previously distributed last Friday, which applies to all employees of GSI. This FAQ provides additional detail about the conversion of equity compensation held by GSI employees who would transition to an NRG company in connection with the acquisition. More information may be provided closer to the closing date of the merger.
1.	If I am a GSI employee who would transition to an NRG company in connection with the acquisition, what will happen to my unvested GSI restricted stock units (“RSUs”) after I transition to an NRG company?
The value of your unvested GSI RSUs will not be forfeited at the time of the closing of the merger between eBay and GSI. Similarly, unvested GSI RSUs will not accelerate and vest as a result of the merger. This is generally true for all GSI employees who remain part of GSI/eBay as well as those employees who would be leaving GSI and joining NRG.
For employees transitioning to an NRG company, in connection with the acquisition, unvested GSI RSUs will be converted into the right to receive a cash payment, the value of which will be determined by multiplying the number of unvested GSI RSUs by $29.25. Upon vesting, you will be entitled to receive a cash payment, less applicable taxes. The vesting and other terms and conditions applicable to the cash payment will be substantially similar to those in place today for your unvested GSI RSUs, and the time vesting schedules applicable to the cash payment will be the same as those that are in place today for those unvested RSUs.
2.	If I am a GSI employee who would transition to an NRG company in connection with the acquisition, what will happen to my unvested GSI Stock Options after I transition to an NRG company?
As of the effective time of the acquisition, each unvested option to purchase GSI common stock with an exercise price less than $29.25 per share will be converted into the right to receive a cash payment, the value of which will be determined by multiplying $29.25 less the exercise price per option, by the number of GSI shares subject to such option.

For example, assume you hold options to purchase 1,000 shares of GSI common stock at an exercise price of $15.00 per share. Upon closing of the acquisition, the value of these unvested options will be $14,250, which is equal to $29.25 less $15.00, multiplied by 1,000. This amount will not be converted into shares of stock of NRG. Rather, upon vesting, this is the amount of the cash payment to which you would be entitled, less applicable taxes. The vesting and other terms and conditions applicable to your GSI stock options will be substantially similar to those in place today, and the time vesting schedules applicable to those options will be the same as those that are in place today.
Caution Regarding Forward Looking Statements:
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, are forward-looking statements. These forward looking statements address, among other things activities, events or developments that we expect, believe or anticipate will or may occur in the future, including our statements relating to the anticipated effects of the proposed merger with eBay and its anticipated benefits if consummated. These forward-looking statements are subject to a number of risks that could cause actual results to differ materially from those contained in the forward-looking statements, including the risk that our stockholders may not approve the merger and that the regulatory approvals and any other required approvals in connection with the merger may not be obtained on the proposed terms or at the times anticipated, as well as the risk factors described Item 1A of our 2010 Annual Report on Form 10-K filed with the Securities and Exchange Commission.
Currently unknown or unanticipated risks, or risks that emerge in the future, could cause actual results to differ materially from those described in forward-looking statements, and it is not possible for us to predict all such risks, or the extent to which this may cause actual results to differ from those contained in any forward-looking statement. Except as required by law, we assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Important Merger Information
This communication may be deemed to be solicitation material in respect of the proposed acquisition of GSI Commerce by eBay. In connection with the proposed acquisition, GSI Commerce intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and GSI Commerce and eBay intend to file other relevant materials with the SEC. Stockholders of GSI Commerce are urged to read all relevant documents filed with the SEC when they become available, including GSI Commerce’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of GSI Commerce stock seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of GSI Commerce.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, GSI Commerce stockholders may obtain free copies of the documents filed with the SEC when available by contacting GSI Commerce’s Investor Relations at 610-491-7068.
Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
GSI Commerce and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of GSI Commerce common stock in respect of the proposed transaction. Information regarding the directors and executive officers of GSI Commerce is available in the 2010 Annual Report on Form 10-K, filed with the SEC on March 1, 2011, and the proxy statement for GSI Commerce’s 2010 Annual Meeting of Stockholders, filed with the SEC on April 13, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.